Exhibit 99.1

UNITED INDUSTRIAL CORPORATION

Contact:	Stuart F. Gray
Treasurer
(410) 628-8686

UNITED INDUSTRIAL REPORTS
FINANCIAL RESULTS FOR SECOND QUARTER ENDED JUNE 30, 2007
•              Board of Directors Declares Dividend

HUNT VALLEY, MD, August 10, 2007 — United Industrial Corporation (NYSE: UIC) today reported financial results for its second quarter ended June 30, 2007.  The company designs, produces and supports aerospace and defense systems through its wholly owned subsidiary, AAI Corporation, and AAI Corporation’s direct and indirect wholly owned subsidiaries, AAI Services Corporation, Aerosonde Pty Ltd, Aerosonde North America Incorporated, ESL Defence Limited, McTurbine Inc. and Symtx, Inc.  Its high-technology products and services include unmanned aircraft systems, training and simulation systems, automated aerospace test and maintenance equipment, armament systems, aviation ground support equipment, logistical and engineering services, and maintenance, repair and overhaul activities.

On December 29, 2006, United Industrial divested its energy segment, which consisted of Detroit Stoker Company, as part of the company’s ongoing strategy to focus on its core defense business.  The former energy segment was previously reported as part of continuing operations and is now included in discontinued operations.  Accordingly, the historical results of operations and financial position of the discontinued energy operation reflected in the Consolidated Statements of Operations and Cash Flows for the three and six month periods ended on June 30, 2006 are included in discontinued operations and discussed separately in the information that follows.

Financial Results for the Second Quarter Ended June 30, 2007

Net sales for the second quarter of 2007 increased 33.3% to $183.2 million from $137.4 million during the same period in 2006.  The growth in net sales includes $18.0 million related to acquisitions made by the company in 2006, $8.6 million of increased sales for the Unmanned Aircraft Systems (“UAS”) One System® ground control station including greater developmental efforts supporting the Extended Range Multi-Purpose UAS program and production of One System Remote Video Terminals, an increase of $5.7 million in logistical support for an increasing number of fielded Shadow® 200 Tactical Unmanned Aircraft Systems (“Shadow 200 TUAS”), $5.6 million increased volume on aircraft Maintenance Training Device (“MTD”) programs, a $2.1 million increase in engineering activities primarily related to new UAS initiatives, a $1.5 million increase in the Shadow 200 TUAS production program, and other increases of $4.3 million.

Operating margin for the second quarter of 2007 was 9.6%, 0.1 of a percentage point greater than during the second quarter of 2006.  This increase includes favorable performance on fixed price production contracts and lower non-cash pension expense, partially offset by higher intangible asset amortization resulting from acquisitions made during the second half of 2006, and a cost overrun of $1.3 million (largely due to penalties for late deliveries) on a particular Training system fixed price contract nearing completion.

Net income from continuing operations for the second quarter of 2007 increased 24.7% to $10.4 million, or $0.82 per diluted share, from $8.4 million, or $0.60 per diluted share, during the same period in 2006.

Net income, including results of both continuing and discontinued operations, for the second quarter of 2007 decreased 1.2% to $10.1 million, or $0.80 per diluted share, from $10.3 million, or $0.72 per diluted share, during the same period in 2006.

Financial Results for the Six Months Ended June 30, 2007

Net sales for the six months ended June 30, 2007 increased 29.3% to $344.0 million from $266.1 million during the same period in 2006. The growth in net sales includes $36.5 million related to acquisitions made by the company in 2006, $16.1 million of increased sales for the UAS One System ground control station including greater developmental efforts supporting the Extended Range Multi-Purpose UAS program and production of One System Remote Video Terminals, a $15.5 million increase due to increased volume on aircraft MTD programs, a $10.7 million increase in logistical support for an increasing number of fielded Shadow 200 TUAS, a $4.1 million increase in UAS engineering activities, and $8.2 million in other increases.  These increases were partially offset by a decrease of $13.2 million in the Shadow 200 TUAS production program, primarily due to the timing of material requirements in the first quarter of 2007.

Operating margin for the first six months of 2007 was 10.0%, 0.1 of a percentage point greater than during the first six months of 2006.  This increase includes favorable performance on fixed price production contracts and lower non-cash pension expense, partially offset by higher intangible asset amortization resulting from acquisitions made during the second half of 2006, a cost overrun of $1.3 million (largely due to penalties for late deliveries) on a particular training systems fixed price contract nearing completion, higher non-cash long-term incentive compensation, and lower award fee income due to the timing of recognizing such award fees for the Biological Detection Systems (“BDS”) program.

Net income from continuing operations for the six months ended June 30, 2007 increased 27.7% to $20.4 million, or $1.57 per diluted share, from $16.0 million, or $1.20 per diluted share, during the same period in 2006.

Net income, including results of both continuing and discontinued operations, for the six months ended June 30, 2007 increased 2.7% to $19.3 million, or $1.49 per diluted share, from $18.8 million, or $1.39 per diluted share, during the same period in 2006.

Financial Results for Discontinued Operations

The company recorded a loss, net of tax benefit, from discontinued operations for the second quarter of 2007 of $0.3 million and income, net of tax provision, for the second quarter of 2006 of $1.9 million including $2.2 million from the discontinued energy segment that was divested on December 29, 2006. The company recorded a loss, net of tax benefit, from discontinued operations for the six months ended June 30, 2007 of $1.1 million and income, net of tax provision, for the six months ended June 30, 2006 of $2.8 million including $3.4 million from the company’s discontinued energy segment. The loss for the three and six months ended June 30, 2007 was primarily attributable to on-going litigation costs involving AAI’s claims under a labor and materials bond.

Funded New Orders and Funded Backlog

During the second quarter of 2007, the company received $144.5 million of funded new orders for products and services, a decrease of $107.7 million, or 42.7%, compared to $252.2 million of funded new orders during the same period in 2006.

During the six months ended June 30, 2007, the company received $360.2 million of funded new orders for products and services, a decrease of $59.1 million, or 14.1%, compared to $419.3 million during the same period in 2006.

The decrease in funded new orders in 2007 compared to 2006 primarily reflects the timing of new orders for Shadow 200 TUAS production and logistical support for fielded Shadow 200 TUAS. The company does not expect this decrease to represent a trend for future funded new orders.

Funded backlog for the company’s continuing operations was $678.5 million at June 30, 2007, an increase of $16.3 million, or 2.5%, from $662.2 million at December 31, 2006.

The company’s funded new orders for the second quarter of 2007 included the following awards:

Unmanned Aircraft Systems

•                  $39.2 million additional funding from the U.S. Army for four additional Shadow 200 TUAS;

•                  $27.3 million from the U.S. Army for continuation of the performance-based logistical support activities for delivered Shadow 200 TUAS;

•                  $12.0 million from the U.S. Army for Shadow 200 TUAS performance-based logistics engineering services;

•                  $7.3 million from the U.S. Army to convert TUAS ground control stations to a common configuration;

•                  $7.3 million from General Atomics for the Extended Range Multi-Purpose Unmanned Aircraft System ground control station development program;

•                  $4.8 million from the U.S. Army for TUAS One System Remote Video Terminal Contractor Logistics Support;

Services and Logistics

•                  $4.5 million from the U.S. Army for logistics support of the joint service Biological Detection Systems program.

Dividend Declaration

The company also announced today that its Board of Directors has declared a dividend of $0.10 per share on its common stock, payable August 27, 2007 to shareholders of record at the close of business on August 20, 2007.

Share Purchase Plan

On May 11, 2007, United Industrial’s Board of Directors authorized a stock purchase plan for up to $50 million. The Board also authorized an additional $50 million of stock purchases for a total of $100 million, contingent on the company executing an amended or new credit facility of at least $200 million in capacity. An amendment and restatement of the existing credit facility was completed on May 31, 2007, increasing the capacity of the facility to $200 million.  During the second quarter, United Industrial purchased 577,544 shares of Common Stock at an average market price of $59.39. At June 30, 2007, $65.7 million remained available under the stock purchase plan.

Conference Call Webcast

The company will hold a simultaneous conference call and audio Webcast on Friday, August 10, 2007, at 10:00 a.m. (EDT), to discuss financial results for its second quarter ended June 30, 2007.  A live webcast of the call will be accessible for all interested parties in the Investor Relations section on the company’s website, www.unitedindustrial.com, or on www.earnings.com.  Following the call, the webcast will be archived for a period of approximately three months and available at www.unitedindustrial.com or at www.earnings.com.

Use of Non-GAAP Measures

In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the company discloses EBITDA (earnings before interest, taxes, depreciation, and amortization) from continuing operations, which is a non-GAAP measure.  In addition, the company discloses Free Cash Flow, a non-GAAP measure, which equals net cash provided by operating activities less net cash used in acquiring property and equipment, net of retirements.  The company believes EBITDA from continuing operations and Free Cash Flow from continuing operations are used by some investors, analysts, lenders and other parties to measure the company’s performance over time.  Management believes that providing this additional information is useful to understanding the company’s ability to meet capital expenditures and working capital requirements and to better assess and understand operating performance.  The measures allow investors, analysts, lenders and other parties to better evaluate the company’s financial performance and prospects in the same manner as management.  Because the company’s methods for calculating such non-GAAP measures may differ from other companies’ methods, such non-GAAP measures presented may not be comparable to similarly titled measures reported by other companies.  Such measures are not recognized in accordance with GAAP, and the company does not intend for this information to be considered in isolation or as a substitute for GAAP measures.  Reconciliations from non-GAAP reported measures described in this press release to GAAP reported results are provided in the financial tables attached to this press release.

Forward-Looking Information

Except for the historical information contained herein, information set forth in this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” and variations of such words and similar expressions that indicate future events and trends are intended to identify such forward-looking statements which include, but are not limited to, projections of revenues, earnings, cash flows and contract awards.  These forward-looking statements are subject to risks and uncertainties, which could cause the company’s actual results or performance to differ materially from those expressed or implied in such statements.  All information in this press release is as of August 10, 2007.  The company makes no commitment to update any forward-looking statement or to disclose any facts, events, or circumstances after the date hereof that may affect the accuracy of any forward-looking statement.  For additional information about the company and its various risk factors, please see the company’s most recent Annual Report on Form 10-K and other documents as filed with the Securities and Exchange Commission.

United Industrial Corporation & Subsidiaries
Consolidated Earnings Per Share
(Unaudited)

Basic earnings per share for all periods presented was computed by dividing net earnings for the respective period by the weighted average number of shares of the company’s common stock, par value $1.00 per share (“Common Stock”) outstanding during the period.  Diluted earnings per share was computed by dividing net earnings during the period, adjusted to add back the after-tax interest and other charges related to the company’s $120.0 million aggregate principal amount of 3.75% Convertible Senior Notes due September 15, 2024 (“3.75% Convertible Senior Notes”), by the weighted average number of shares of Common Stock outstanding during the period, adjusted to add the weighted average number of potential dilutive shares of Common Stock that would have been outstanding upon the assumed exercise of stock options using the treasury stock method and conversion of the 3.75% Convertible Senior Notes for Common Stock.

Basic and diluted earnings per share amounts for continuing operations were computed as follows:

	Three Months Ended June 30,
	2007			2006
(Dollars in thousands, except per share data)	Earnings	Shares	Per Share	Earnings	Shares	Per Share

Basic Earnings Per Share:
Income from continuing operations	$10,415	10,278,225	$1.01	$8,352	11,400,448	$0.73

Effect of Dilutive Securities:
Stock Options	—	399,728		—	399,259
3.75% Convertible Senior Notes	863	3,058,356		492	3,058,356
Diluted Earnings Per Share:
Income from continuing operations	$11,278	13,736,309	$0.82	$8,844	14,858,063	$0.60

	Six Months Ended June 30,
	2007			2006
(Dollars in thousands, except per share data)	Earnings	Shares	Per Share	Earnings	Shares	Per Share

Basic Earnings Per Share:
Income from continuing operations	$20,440	10,683,366	$1.91	$16,004	11,345,420	$1.41

Effect of Dilutive Securities:
Stock Options	—	392,076		—	416,578
3.75% Convertible Senior Notes	1,740	3,058,356		1,802	3,058,356
Diluted Earnings Per Share:
Income from continuing operations	$22,180	14,133,798	$1.57	$17,806	14,820,354	$1.20

United Industrial Corporation & Subsidiaries
Consolidated Statements of Operations
(Dollars in Thousands)
(Unaudited)

	Three Months Ended		2007 vs 2006
	June 30,		Increase/(Decrease)
	2007	2006	Amount	%
Net sales	$183,170	$137,400	$45,770	33.3%
Operating costs and expenses	(165,527)	(124,360)	(41,167)	33.1
Operating income	17,643	13,040	4,603	35.3
Non-operating income and (expense):
Interest income	243	908	(665)	(73.2)
Interest expense	(1,646)	(1,442)	(204)	14.1
Other income, net	291	753	(462)	(61.4)
	(1,112)	219	(1,331)	(607.8)

Income from continuing operations before income taxes	16,531	13,259	3,272	24.7
Provision for income taxes	(6,116)	(4,907)	(1,209)	24.6
Income from continuing operations	10,415	8,352	2,063	24.7
(Loss) income from discontinued operations, net of income tax (provision) benefit	(282)	1,907	(2,189)	(114.8)
Net income	$10,133	$10,259	$(126)	(1.2)%

	Six Months Ended		2007 vs 2006
	June 30,		Increase/(Decrease)
	2007	2006	Amount	%
Net sales	$344,016	$266,101	$77,915	29.3%
Operating costs and expenses	(309,627)	(239,656)	(69,971)	29.2
Operating income	34,389	26,445	7,944	30.0
Non-operating income and (expense):
Interest income	785	1,833	(1,048)	(57.2)
Interest expense	(3,089)	(2,825)	(264)	9.3
Other income, net	368	168	200	119.0
	(1,936)	(824)	(1,112)	(135.0)

Income from continuing operations before income taxes	32,453	25,621	6,832	26.7
Provision for income taxes	(12,013)	(9,617)	(2,396)	24.9
Income from continuing operations	20,440	16,004	4,436	27.7
(Loss) income from discontinued operations, net of income tax (provision) benefit	(1,112)	2,823	(3,935)	(139.4)
Net income	$19,328	$18,827	$501	2.7%

United Industrial Corporation And Subsidiaries
Consolidated Condensed Balance Sheets
(Dollars in Thousands)

	June 30,	December 31,
	2007	2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,633	$39,158
Accounts receivable, net	64,020	71,503
Note receivable	833	833
Inventories	86,948	73,700
Prepaid expenses and other current assets	10,963	10,102
Assets of discontinued operations	11,791	11,996
Total current assets	176,188	207,292
Marketable equity securities	5,474	11,392
Deferred income taxes, net of valuation allowance	3,423	4,073
Note receivable	3,967	4,167
Intangible assets, net	30,538	27,894
Goodwill	47,060	51,314
Other assets	5,825	5,466
Property and equipment, net	45,995	47,042
Total assets	$318,470	$358,640

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$17	$2,896
Accounts payable	43,351	39,578
Accrued employee compensation and taxes	18,648	17,506
Customer advances	22,007	32,393
Borrowings under revolving credit facility	25,473	—
Post-retirement benefit obligation other than pension	2,118	2,118
Other current liabilities	13,010	13,988
Liabilities of discontinued operations	12,529	12,113
Total current liabilities	137,153	120,592
Long-term debt	120,022	120,030
Post-retirement benefit obligation other than pension	13,539	14,052
Unfunded status of pension liability	36,617	37,830
Other liabilities	3,492	2,837
Total liabilities	310,823	295,341
Shareholders’ equity:
Preferred stock, par value $1.00 per share; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, par value $1.00 per share; 30,000,000 shares authorized; 9,954,867 and 11,320,095 shares outstanding at June 30, 2007 and December 31, 2006, respectively (net of shares in treasury)	14,374	14,374
Additional capital	87,989	86,471
Retained earnings	99,662	82,337
Treasury stock, at cost; 4,419,281 and 3,054,053 shares at
June 30, 2007 and December 31, 2006, respectively	(156,237)	(78,505)
Accumulated other comprehensive loss, net of income tax	(38,141)	(41,378)
Total shareholders’ equity	7,647	63,299
Total liabilities and shareholders’ equity	$318,470	$358,640

United Industrial Corporation & Subsidiaries
Statements of Consolidated Cash Flows
(Dollars in Thousands)
(Unaudited)

	Six Months Ended June 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$19,328	$18,827
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (income) from discontinued operations, net of income tax benefit (provision)	1,112	(2,823)
Amortization of debt issuance cost and deferred financing costs	610	644
Depreciation and amortization	7,427	5,354
Stock-based compensation	1,634	1,144
Deferred income tax benefit	(329)	(573)
Excess tax benefit from stock-based compensation	(169)	(1,059)
Other, net	(159)	133
Changes in operating assets and liabilities	(11,601)	(5,061)
Net cash provided by operating activities from continuing operations	17,853	16,586
Net cash (used in) provided by operating activities from discontinued operations	(491)	1,730
Net cash provided by operating activities	17,362	18,316

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(4,346)	(3,484)
Proceeds from sale of marketable equity securities	6,651	—
Collections of note receivable	200	—
Business acquisition, net of cash acquired	—	(6,556)
Net cash provided by (used in) investing activities from continuing operations	2,505	(10,040)
Net cash used in investing activities from discontinued operations	—	(42)
Net cash provided by (used in) investing activities	2,505	(10,082)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facility	25,473	—
Repayment of long-term debt	(2,887)	(642)
Decrease in deposits and restricted cash	—	4,810
Proceeds from exercise of stock options	960	2,414
Excess tax benefit from stock-based compensation	169	1,059
Dividends paid	(2,130)	(2,270)
Purchase of treasury shares	(78,977)	—
Net cash (used in) provided by financing activities	(57,392)	5,371

(Decrease) increase in cash and cash equivalents	(37,525)	13,605
Cash and cash equivalents at beginning of period	39,158	77,496 (1)
Cash and cash equivalents at end of period	$1,633	$91,101 (2)

(1)             Includes cash reported in assets held for sale of $14,363 at January 1, 2006.

(2)             Includes cash reported in assets held for sale of $17,460 at June 30, 2006.

United Industrial Corporation & Subsidiaries
Non-GAAP Financial Data from Continuing Operations
(Dollars in Thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

EBITDA	$21,420	$16,380	$42,184	$31,967
Deduct:
Depreciation and amortization	(3,486)	(2,587)	(7,427)	(5,354)
Interest expense, net	(1,403)	(534)	(2,304)	(992)
Provision for income taxes	(6,116)	(4,907)	(12,013)	(9,617)
Income from continuing operations	$10,415	$8,352	$20,440	$16,004

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Free cash flow
Cash provided by operating activities	$6,041	$10,433	$17,853	$16,586
Purchases of property and equipment	(2,154)	(2,031)	(4,346)	(3,484)
Free cash flow	$3,887	$8,402	$13,507	$13,102